EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8 No. 333-00000) pertaining to the Cenveo, Inc. 2007 Long-Term Equity Incentive Plan of our report dated February 28, 2007, with respect to the consolidated financial statements and schedule of Cenveo, Inc. included in its Annual Report (Form 10-K) for the year ended January 3, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Stamford, CT
September 15, 2009